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                                                                 Exhibit 99.h.42


                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101


                               November ___, 2005


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of the various series of the Nicholas-Applegate Institutional Funds (to the extent not paid for by directed brokerage and other offset arrangements) so that total operating expenses (excluding taxes, interest, brokerage and extraordinary expenses) do not exceed the percentages set forth on the following pages through March 31, 2006.

                                            Very truly yours,



                                            -----------------------
                                            Deborah A. Wussow
                                            Assistant Secretary


AGREED:
Nicholas-Applegate Capital Management


By:
    --------------------------------
     Charles H. Field, Jr.
     General Counsel

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
              FUND                        SHARE CLASS          EXPENSE LIMITATION
U.S. Systematic Large Cap Growth               I                      1.12%
U.S. Systematic Large Cap Growth              II                      1.02%
U.S. Systematic Large Cap Growth              III                     0.92%
U.S. Systematic Large Cap Growth              IV                      0.82%
U.S. Systematic Large Cap Growth               R                      1.37%
U.S. Large Cap Value                           I                      0.81%
U.S. Large Cap Value                          II                      0.71%
U.S. Large Cap Value                          III                     0.61%
U.S. Large Cap Value                          IV                      0.56%
U.S. Large Cap Value                           R                      1.06%
U.S. Systematic SMID Growth                    I                      1.33%
U.S. Systematic SMID Growth                   II                      1.23%
U.S. Systematic SMID Growth                   III                     1.18%
U.S. Systematic SMID Growth                   IV                      1.13%
U.S. Systematic SMID Growth                    R                      1.58%
U.S  Emerging Growth                           I                      1.48%
U.S. Emerging Growth                           R                      1.73%
U.S. Mini Cap Growth                           I                      1.56%
U.S. Mini Cap Growth                          III                     1.31%
U.S. High Yield Bond                           I                      0.63%
U.S. High Yield Bond                          II                      0.58%
U.S. High Yield Bond                          III                     0.53%
U.S. High Yield Bond                          IV                      0.48%
U.S. High Yield Bond                           R                      0.88%
U.S. Convertible                               I                      1.02%
U.S. Convertible                              II                      0.92%
U.S. Convertible                              III                     0.87%
U.S. Convertible                              IV                      0.82%
U.S. Small Cap Value                           I                      1.30%
U.S. Small Cap Value                          II                      1.20%
International Growth                           I                      1.41%
International Growth                          II                      1.26%
International Growth                          III                     1.16%
International Growth                          IV                      1.01%
International Growth                           V                      0.91%
International Growth                           R                      1.66%
International Growth Opportunities             I                      1.56%
International Growth Opportunities            II                      1.41%
International Growth Opportunities            III                     1.36%
International Growth Opportunities            IV                      1.31%
International Growth Opportunities             V                      1.26%
International All-Cap Growth                   I
International All-Cap Growth                  II
International All-Cap Growth                  III

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
International All-Cap Growth                  IV
International All-Cap Growth                   R
Global Select                                  I                      1.16%
Global Select                                 II                      1.11%
Global Select                                 III                     1.06%
Global Select                                 IV                      1.01%
Global Select                                  R                      1.41%
International Systematic                       I                      1.20%
International Systematic                      II                      1.05%
International Systematic                      III                     0.95%
International Systematic                      IV                      0.85%
International Systematic                       R                      1.45%
Emerging Markets Opportunities                 I                      1.65%
Emerging Markets Opportunities                II                      1.50%
Emerging Markets Opportunities                III                     1.35%
Emerging Markets Opportunities                IV                      1.25%
Emerging Markets Opportunities                 R                      1.90%